EXHIBIT 21

DEERE & COMPANY

AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

As of October 31, 2005

Subsidiary companies of Deere & Company are listed below.  Except where otherwise indicated, 100 percent of the voting securities of the companies named is owned directly or indirectly by Deere & Company.

Name of subsidiary	Organized under the laws of
Subsidiaries included in consolidated financial statements *
AGRIS Corporation	Delaware
Arrendadora John Deere S.A. de C.V. (99.9% owned)	Mexico
Banco John Deere S.A.	Brazil
Cameco Do Brasil Comercial LTDA	Brazil
Cameco Industries, Inc.	Louisiana
Chamberlain Holdings Limited	Australia
Deere Capital, Inc.	Nevada
Deere Credit, Inc.	Delaware
Deere Credit Services, Inc.	Delaware
Deere Receivables Corporation	Nevada
Farm Plan Corporation	Delaware
FPC Financial f.s.b.	U.S. Thrift
FPC Receivables, Inc.	Nevada
Industrias John Deere Argentina S.A.	Argentina
John Deere Agricultural Holdings, Inc.	Delaware
John Deere B.V.	Netherlands
John Deere Brasil Participacoes LTDA (99.9% owned)	Brazil
John Deere Bank S.A.	Luxembourg
John Deere Brazil S.A.	Brazil
John Deere Capital Corporation	Delaware
John Deere Central Services GmbH	Germany
John Deere Coffeyville Works Inc.	Delaware
John Deere Commercial Worksite Products Inc.	Tennessee
John Deere Credit Company	Delaware
John Deere Credit Limited (Australia)	Australia
John Deere Cash Management S.A.	Luxembourg
John Deere Construction & Forestry Company	Delaware
John Deere Construction Holdings, Inc.	Delaware
John Deere Consumer Products, Inc.	Delaware
John Deere Credit Inc.	Canada
John Deere Credit OY	Finland
John Deere Distribuidora de Titulo e Valores	Brazil
John Deere Equipment Private Ltd.	India
John Deere Finance S.A.	Luxembourg
John Deere Foreign Sales Corporation Limited	Jamaica
John Deere Forestry Group LLC	Illinois
John Deere Funding Corporation	Nevada
John Deere Health Care, Inc.	Delaware
John Deere Health Plan, Inc.	Illinois

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John Deere Iberica S.A.	Spain
John Deere India Private Ltd.	India
John Deere Intercontinental GmbH	Germany
John Deere International GmbH	Switzerland
John Deere Jilian Harvester Co. Limited (100% owned)	China
John Deere Landscapes, Inc.	Delaware
John Deere-Lanz Verwaltungs A.G. (99.9% owned)	Germany
John Deere Lawn and Grounds Care Holdings, Inc.	Delaware
John Deere Leasing Company	Delaware
John Deere Limited	Canada
John Deere Limited Australia	Australia
John Deere Limited Scotland	Scotland
John Deere Mexico S.A. de C.V.	Mexico
John Deere Polska Sp. Z.o.o.	Poland
John Deere Receivables, Inc.	Nevada
John Deere S.A. de C.V.	Mexico
John Deere S.A.S.	France
John Deere Tianjin International Trading Co., Ltd.	China
John Deere Torreon S.A. de C.V.	Mexico
Maschinenfabrik Kember GmbH & Co. KG	Germany
Motores John Deere S.A. de C.V.	Mexico
Nortrax, Inc.	Delaware
Nortrax Investments, Inc.	Delaware
Ontrac Holdings, Inc.	Canada
Vapormatic Co. Ltd.	United Kingdom
Waratah Forestry Equipment Canada Ltd.	Canada

One hundred forty consolidated subsidiaries and thirty-eight unconsolidated affiliates whose names are omitted, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

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